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                                                                  EXHIBIT "10.4"

                   STANDARD OKLAHOMA BUSINESS COMPLEX LEASE

Lease Preparation Date:        June 25, 1996

Lessor:     101 Park L.L.C., an Oklahoma limited liability company
             101 Park Avenue Building

Lessee:     Laboratory Specialists of America, Inc., an Oklahoma
             corporation

1.    LEASE TERMS

      1.01 Premises: The Premises referred to in this Lease contain approximately 1801 rentable square feet and is located on Exhibit "A" attached. The address of the leased Premises is: 101 PARK AVENUE, SUITE 810, OKLAHOMA CITY, OK 73102.

      1.02 Project: The Project consists of approximately 189,090 rentable square feet.

      1.03 Lessee's Notice Address: Lessee's Notice Address is the address of the leased Premises as defined in paragraph 1.01 unless otherwise specified here:

      1.04   Lessor's Notice Address: Lessor's Notice Address is:
                   5801 N. Broadway
                   Oklahoma City, OK 73118

      1.05 Lessee's Permitted Use and Trade Name: ONLY AS GENERAL OFFICES FOR Laboratory Specialists of America, Inc.

      1.06 Lease Term: The Lease Term commences on September 1, 1996, and ends on August 31, 2000. ( 48 months, and 0- days).

      1.07 Base Monthly Rent: Base Monthly Rent in lawful money of the United States of America shall be as follows:
               Year 1: $ 1,650.92 per month, $19,81 1.00 per year
               Year 2: $ 1,725.96 per month, $20,711.50 per year
               Year 3: $ 1,801.00 per month, $21,612.00 per year
               Year 4: $ 1,876.04 per month, $22,512.50 per year
                Total Base Rent              $84,647.00

      1.08   Security Deposit: $     N/A     in lawful money

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              of the United States of America.

      1.09   Lease Documentation Fee: NOT APPLICABLE.

      1.10   Proportionate Share: Lessee's Proportionate Share is
              .0095

      1.11   Index: NOT APPLICABLE

      1.12 Expense Base Year: The calendar year beginning January 1, 1996 and ending on December 31, 1996.

      1.13   Expense Base Rate: NOT APPLICABLE

      1.14 Tax Base Year: The calendar year beginning January 1, 1996 and ending on December 31, 1996.

2.  DEMISE AND POSSESSION

    2.01 Lessor leases to Lessee and Lessee leases from Lessor the Premises described in 1.01.

      By entering the Premises, Lessee acknowledges that it has examined the Premises and accepts the Premises in their present condition subject to any additional work Lessor has agreed to do as stated on Exhibit B.

  2.02 If for any reason Lessor cannot deliver possession of the Premises on the date the Lease commences, Lessor shall not be subject to any liability nor shall the validity of this Lease be affected. If Lessee has not caused such delay there shall be a proportionate reduction of the Base Monthly Rent covering the period between the commencement of the Lease Term and the time when Lessor can deliver possession. However, either Lessor or Lessee, unless it is the cause of the delay, has the right to cancel this lease by written notification if possession of the Premises is not delivered within ninety (90) days of the date the Lease Term commences.

3.  BASE MONTHLY RENT

  3.01 Base Monthly Rent: On the first day of each calendar month of the Lease Term, Lessee will pay, without deduction or offset, prior notice of demand, Base Monthly Rent at the place designated by Lessor. However, the first month's rent is due and payable upon execution of this Lease. In the event that the Term of this Lease commences or ends on a day other than the first day of a calendar month, a prorated amount of Base Monthly Rent shall be due upon execution and is will be calculated using a thirty (30 ) day month.

  3.02 (Deleted)

  3.03 Any installment of rent or any other charge payable which is not paid within the (10) days after if becomes due will be considered past due and Lessee will pay to Lessor as Additional Rent a late charge equal to ten percent (10%) of such installment or the sum of twenty-five dollars ($25.00), whichever is greater, for each month or fractional month transpiring from the date due until paid. A twenty-five dollar ($25.00) handling charge will be paid by Lessee to Lessor for each returned check and, thereafter, Lessee will pay all future paymentsof rent or other charges due by money order or cashier's check.

  3.04 The amount of the Base Monthly Rent includes projected construction of Lessee's improvements as indicated on Exhibit "B" attached. In the event that Lessee requests Lessor to construct additional improvements and/or final construction costs exceed original estimates, such costs or expenses upon itemized notice by Lessor, shall be paid by Lessee to Lessor, or Lessor may increase the Base Monthly Rent

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according to the terms and conditions outlined on Exhibit "B", or elsewhere in this Lease.

4.  ADDITIONAL RENT

  4.01 All charges payable by Lessee other than Base Monthly Rent are called "Additional Rent". Unless this lease provides otherwise, Additional Rent is to be paid with the next monthly installment of Base Monthly Rent and is subject to the provisions of 3.03. The term "rent" whenever used in this Lease means Base Monthly Rent and Additional Rent.

  4.02 Operating Expenses

       A.   Definitions:

"Expense Comparison Year": Each calendar year after the Expenses Base Year.

"Operating Expenses" are all costs and expenses of ownership, operation, maintenance, management, repair and insurance of the Project, as determined according to generally accepted accounting principles applied by Lessor in its sole discretion, including, but not limited to the following costs: all supplies, materials, labor and equipment, used in or related to the operation and maintenance of the Project: all utilities, including but not limited to, water, electricity, gas, heating, lighting, sewer, waste disposal, security, air-conditioning and ventilating costs and all charges relating to the use, ownership or operation of the Project: all maintenance, management, janitorial and service agreements related to the Project: all expenses excluding those legal expenses incurred as a result of lease negotiations, and accounting costs: all insurance premiums and costs, including but not limited to the premiums and costs of fire, casualty and liability coverage, rent abatement and earthquake insurance and any other type of insurance related to the Project: all maintenance costs relating to the public and service areas within and around the Project, including but not limited to, sidewalks, landscaping, service areas, driveways, parking areas, walkways, building exteriors (including painting), signs and directories, including for example, costs of resurfacing and restriping parking areas, amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the
Project: all Lessor's costs in managing, maintaining, repairing, operating and insuring the project, including for example, clerical, supervisory and janitorial staff: however, such costs shall not include depreciation on the Project, loan payments, executive salaries, or real estate broker commissions.

       B. If the Operating Expenses incurred or paid by Lessor for any Expense Comparison Year during the Lease Term are greater than the Operating Expenses incurred or paid by Lessor for the Expense Base Year, then Lessee will pay as Additional Rent an amount equal to the increase multiplied by Lessee's Proportionate Share as defined in 1.10. In the event of any partial Expense Comparison Year, Lessee will pay the increase. If any, based on the number of days of the Expense Comparison Year included within the Lease Term.

       C. By April 1st of each Expenses Comparison Year, Lessor will provide Lessee a statement of Lessor's best estimate of Lessee's share of the increase in Operating Expenses for the coming year over the costs for the Expense Base Year. This amount will be divided by twelve (12) and beginning with the next regular Base Monthly Rent payment, Lessee will pay 1/12th of the increase multiplied by the number of elapsed months from the commencement of the Expense Comparison Year ant thereafter will continue to pay 1/12th of the increase each month until Lessee receives the next Expense Comparison Year's statement. By April 1st following each Expense Comparison Year, Lessor will provided Lessee a statement showing the total actual Operating Expenses for the calendar year just ended, and Lessee's share of any increase over the Expense Base Year. If Lessee's estimates paid to date for the preceding calendar year are less than Lessee's share of the Increase, Lessee will pay the difference concurrently with the next payment of Base Monthly Rent. In the event

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that Lessee has paid more than his share of estimates for the preceding calendar year; Lessor will credit the amount towards Lessee's future Operating Expense obligations.

       D.   (Deleted)

       E. Lessee will not be entitled to any reduction, refund, offset, allowance or rebate in Base Monthly Rent or any other sums due if the Operating Expenses for any Expense Comparison Year are less than those of the Expense Base Year nor shall the failure by Lessor to provide Lessee with a statement by April 1st of each year constitute a waiver by Lessor of its right to collect Lessee's share of any increase in Operating Expenses. In addition, if for any reason Lessor should not elect to bill Lessee for lump sum Operating Expense increases or estimates for a particular Expense Comparison Year, Lessor's right to charge Lessee for such expenses in subsequent years in not waived.

  4.03 Taxes

       A. As Additional Rent, Lessee will reimburse Lessor upon demand for all taxes payable by Lessor (other than net income) as defined and stated in the following paragraphs.

       B.   Definitions:

"Tax Base Year" is the tax fiscal year as indicated in 1.14. However, if the project in which the Premises are located is not yet fully assessed or completed as improved real property by the tax fiscal year shown in 1.14, the Tax Base Year is the year in which the first tax bill reflects the full assessed value of the Property.

"Tax Comparison Year" is each tax fiscal year commencing on the anniversary of the Tax Base Year and ending twelve (12) months thereafter.

"Real Property Taxes: are: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property: (ii) any tax or fee on Lessor's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property, (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency: (iv) any tax imposed upon this transaction, or based upon a re-assessment of the Project due to a change in ownership or transfer of all or part of Lessor's interest in the Property;: and (v) any charge or fee replacing, substituting for, or in addition to any tax previously included within the definition of real property tax. Real Property Taxes do not, however, include Lessor's federal or state income, franchise, inheritance or estate taxes.

       C. If the Real Property Taxes incurred or paid by Lessor for any Tax Comparison Year ending or commencing during the Lease Term, are greater than the Real Property Taxes incurred or paid by Lessor for the Tax Base Year, then Lessee will pay Lessor an amount equal to the increase multiplied by Lessee's Proportionate Share as indicated in 1.10. In the event of any partial Tax Comparison Year, Lessee shall pay the increase, if any, based on the number of days of such Tax Comparison Year included within the Lease Term.

       D. Following the end of each Tax Comparison Year, Lessor shall provide Lessee a statement of the amount of the increase, if any, in Real Property Taxes, but failure to do so by Lessor does not constitute a waiver of its right to collect Lessee's share of the increase in Real Property Taxes. Upon receipt of the statement, Lessee will pay in full the amount of its share of increase. In the event that any Tax Comparison Year amount is less than the Tax Base Year amount, Lessee will not be entitled to any reduction in rent or to any refund, offset, allowance or rebate of any nature. At Lessor's sole discretion, Lessor may charge Lessee estimated Real Property Taxes and such estimates shall be calculated and paid in a similar manner as described in paragraph 4.02C for Operating Expense estimates. Should Lessee's Lease expire before Lessor is able to determine the increase, if any, for the Lessee's last Tax Comparison Year, Lessor will estimate the increase and Lessee will pay the estimated amount upon demand by Lessor.

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  E.   Personal Property Taxes:  Lessee will pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Lessee. Lessee will have personal property taxed billed separately from the Project. If any of Lessee's personal property is taxed with the Project, Lessee will pay Lessor the taxes for the personal property upon demand by Lessor.

  4.04 Based on Lessee's Proportionate Share defined in 1.10, Lessee agrees to pay as Additional Rent to Lessor its share of any parking charges, utility surcharges, occupancy taxes, or any other costs resulting from the statues or regulations, or interpretations thereof, enacted by any governmental authority in connection with the use or occupancy of the Project or the parking facilities serving the Project, or any part thereof.

  5.   SECURITY DEPOSIT

  5.01 (Deleted)

  6.   LEASE DOCUMENTATION FEE

      6.01 (Deleted)

  7.   USE OF PREMISES: QUIET CONDUCT

    7.01 The Premises may be used and occupied only for Lessee's Permitted Use as shown in 1.05 and for no other purpose, without obtaining Lessor's prior written consent. Lessee will comply with all covenants, conditions and restrictions affecting the Premises. Lessee will promptly comply with all laws, ordinances, orders and regulations affecting the Premises. Lessee will not perform any act or carry on any practices that may injure the Project or the Premises or be a nuisance or menace, or disturb the quiet enjoyment of other Lessees in the Project including but not limited to equipment which causes vibration, use or storage of chemicals, or heat or noise which is not properly insulated. Lessee will not cause, maintain or permit any outside storage on or about the Premises. In addition, Lessee will not allow any condition or thing to remain on or about the Premises which diminishes the appearance or aesthetic qualities of the Premises an/or the Project or the surrounding property. The keeping of a dog or other animal on or about the Premises is expressly prohibited.

  7.02 Hazardous Material. Lessor represents and warrants that, with respect to the Premises and the building and land upon which the Premises are located, all of which are hereinafter referred to as the "Property", Lessor has not received written notice from any governmental agency with respect to any hazardous condition on the Property related to any toxic or contaminated materials or substances. In the event Lessor does receive such a notice, Lessor agrees to take such actions as is necessary to bring the Property into compliance with notice subject to the rights of Lessor to contest the validity of applicability of such notice. In the event Lessor does not cure, in a timely fashion., the violation described in such notice, Lessee shall have the right to terminate this lease upon 90 days written notice to Lessor.

  Lessee convenants not to introduce any toxic material onto the Project, without limiting the generality of the foregoing, Lessee shall not store, use or dispose of any toxic material in or on the Project, Lessee shall comply with all applicable Federal, State, and local law or ordinances pertaining to the storage, use or disposal of any toxic material.

  8.   TENANT IMPROVEMENTS

           8.01 Tenant Improvements to be performed in the Premises, if any, will be performed in accordance with the terms and provisions entitled "Lessor's Work" contained in "Exhibit B" attached. Thereafter during the Lease Term, Lessor will be under no obligation to alter, change, decorate or improve the Premises.

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  9.   PARKING
       9.01 (Deleted)

  10.  UTILITIES (delete 10.01 or 10.02)

           10.01 Serviced Space: Lessor will provide to the Premises between the hours of 8 a.m. and 6 p.m., Monday through Friday or any other time periods established by Lessor:

       A. All utilities including heat, electricity, gas, power and air-conditioning, if any, as are commercially reasonable for normal office use. If Lessee uses heat, water, electricity, gas, power or air-conditioning in excess of normal office use, Lessor may separately meter such services at Lessee's expense where applicable, or Lessor, may, at its sole discretion, measure or estimate the increased use and Lessee will pay Lessor, on demand, the amount of the measured or estimated increase. Lessor will also provide water for rest room facilities (if any). However, Lessee will pay all services directly contracted for by Lessee.

       B.   Such janitorial service as is commercially reasonable.

       10.02  (Deleted)

       10.03 Lessor will not be liable or deemed in default to Lessee nor will there be any abatement of rent for any interruption or reduction of utilities or services not caused by any act of Lessor or any act reasonably beyond Lessor's control. Lessee agrees to comply with energy conservation programs implemented by Lessor by reason of enacted laws or ordinances.

       10.04 Lessee will contract and pay for all telephone and such other services for the Premises subject to the provisions of 11.03.


  11.  ALTERATIONS, MECHANIC'S LIENS

       11.01 Lessee will not make any alterations to the interior of the Premises without Lessor's prior written consent which will not be unreasonably withheld. If Lessor gives its consent, no such alterations will proceed without Lessor's prior written approval of (i) Lessee's contractor, (ii) certificates of insurance by Lessee's contractor for public liability and automobile liability and property damage insurance with limits not less than $1,000,000/$250,000/$500,000 respectively endorsed to show Lessor as an additional insured and for worker's compensation as required, (iii) detailed plans and specifications for such work. Lessee agrees that it will have its contractor execute a waiver of mechanic's lien and that Lessee will guarantee than any mechanic's lien placed against the Project will be removed by Lessee within thirty (30) days of receipt of notice of intent to file lien. In addition, before alterations may begin, valid building permits or other permits or licenses required must be furnished to Lessor, and, once the alterations begin, Lessee will diligently and continuously pursue their completion. At Lessor's option, any alterations may become part of the realty and belong to Lessor, without compensation to Lessee and will pass title to Lessor under this Lease as by a Bill of Sale. If requested by Lessor, Lessee will pay, prior to the commencement of construction, an amount determined by Lessor necessary to cover the costs of demolishing such alterations and/or the cost of returning the Premises to their condition before any such alterations. Lessor may also require Lessee to provide Lessor, at Lessee's sole cost and expense, a payment and performance bond in form acceptable to Lessor, in a principal amount not less than one and one-half times the estimated cost of such alterations, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work.

       11.02 Notwithstanding anything in 11.01, Lessee may, with written consent of Lessor, install trade fixtures, equipment, and machinery in conformance with the ordinances of the applicable city and county, and they may be removed upon termination of this Lease provided the Premises are not damaged by their

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removal.

       11.03 All private telephone systems and/or other related telecommunications equipment and lines may not be installed without Lessor's prior written consent. In addition, if Lessor gives consent all equipment must be installed within Lessee's Premises and, upon termination of this Lease removed and the Premises restored to the same condition as before such installation..

       11.04 Lessee will pay all costs for alterations and will keep the Premises, the Project and the underlying property free from any liens arising out of work performed for, materials, furnished to or obligation incurred by Lessee.

       11.05 Lessor will have the right to construct or permit construction of tenant improvements in or about the Project for existing and new lessees and to alter any public areas in and around the Project. Notwithstanding anything which may be contained in this Lease, Lessee understands this right of Lessor and agrees that such construction will not be deemed to constitute a breach of this Lease by Lessor and Lessee waives any such claim which might arise from such construction.

  12.  FIRE INSURANCE: HAZARDS AND LIABILITY INSURANCE

       12.01 Except as expressly provided as Lessee's Permitted Use, or as otherwise consented to by Lessor in writing, Lessee shall not do or permit anything to be done within or about the Premises which will increase the existing rate of insurance on the Project or cause the cancellation of any insurance policy covering the Project. Nor shall Lessee keep, use of sell, or permit anyone to keep, use or sell, any article in or about the Premises, which may be prohibited by the standard form of fire and other insurance policies. Lessee shall, at its sole cost and expense, comply with any requirements pertaining to the Premises or any insurance organizations insuring the Project and Project-related apparatus. Lessee agrees to pay to Lessor, as Additional Rent, any increases in premiums on policies resulting from Lessee's Permitted Use or other use consented to by Lessor which increases Lessor's premiums or requires extended coverage by Lessor to insure the Premises.

       12.02 Lessee, at all times during the term of this Lease and at Lessee's sole expense, will maintain a policy of standard fire and extended coverage insurance with "all risk" coverage on all Lessee's improvements and alterations in or about the Premises and on all personal property and equipment to the extend of a least ninety percent (90%) of their full replacement value. The proceeds from this policy will be used by Lessee for the replacement of personal property and equipment and the restorations of Lessee's improvements and/or alterations. This policy will contain an express waiver, in favor of Lessor, of any right of subrogation by the Insurer.

       12.03 Lessee, at all time during the term of this Lease and at Lessee's sole expense, will maintain a policy of comprehensive general liability coverage with limits of not less than $1,000,000 combined single limit for bodily injury and property damage, insuring against all liability of Lessee and its authorized representatives arising out of or in connection with Lessee's use or occupancy of the Premises. This policy of insurance will name Lessor as an additional insured and will include an express waiver of subrogation by the insurer in favor of Lessor and will release Lessor from any claims for damage to any person, to the Premises, and to the Project, and to Lessee's personal property, equipment, improvements and alterations in or on the Premises of the Project, caused by or resulting from risks which are to be insured against under this Lease.

       12.04 All insurance required to be provided by Lessee under this Lease will (a) be issued by an insurance company authorized to do business in the state in which the Premises are located and which is satisfactory to Lessor, (b) be primary and noncontributing with any insurance carried by Lessor, and (c) contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Lessor before cancellation or change in coverage, scope or limit of any policy. Lessee will deliver a certificate of insurance or

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a copy of the policy to Lessor within thirty (30) days of execution of this
Lease and will provide evidence of renewed insurance coverage at each anniversary, prior to the expirations of any current policies. Lessee's failure to provide evidence of this coverage to Lessor may, in Lessor's sole discretion, constitute a default under this Lease.


       13.  INDEMNIFICATION AND WAIVER OF CLAIMS

          13.01 Lessee waives all claims against Lessor for damage to any property in or about the Premises and for injury to any persons including death resulting therefrom, regardless of cause or time of occurrence. Lessee will defend, indemnity and hold Lessor harmless from and against any and all claims, actions. Proceedings, expenses, damages and liabilities, including attorneys' fees, arising out of, connected with, or resulting from any use of the Premises by Lessee, its employees, agents, visitors or licensees, including, without limitation, any failure of Lessee to comply fully with all of the terms and conditions of this Lease, except for any damage or injury which is the direct result of intentional acts by Lessor, its employees, agents, visitors or licensees.

       14.  REPAIRS

          14.01 Lessee shall, at its sole expense, keep and maintain the Premises and every part thereof (excepting air-conditioning, common use equipment, exterior walls and roofs, which Lessor agrees to repair unless damages are due to the neglect of intentional acts of Lessee or its agents, employees, visitors, or licensees), including interior windows, skylights, doors, any store fronts and the interior of the Premises, in good and sanitary order, condition and repair,. Lessee will, also, at its sole cost keep and maintain all utilities, fixtures, plumbing and mechanical equipment used by Lessee in good order and repair and furnish all expendables(light bulbs (unless provided by Lessor), paper goods, soaps, etc.) used in the Premises. The standard for comparison and need of repair will be the condition of the Premises at the time of commencement of this Lease and all repairs will be made by a licensed and bonded contractor approved by Lessor.

       14.02 Lessee will not make repairs to the Premises at the cost of Lessor whether by reduction of rent or otherwise, or vacate the Premises or terminate the Lease with abatement or termination of rent if repairs are not made. If during the Term, any alteration, addition or change to the Premises if required by legal authorities, Lessee, at its sole expense, shall promptly make the same. Lessor reserves the right to make any such repairs not made or maintained in good condition by Lessee and Lessee shall reimburse Lessor for all such costs upon demand.

       14.03 Lessor will not be liable for any failure to make any repairs or perform any maintenance and there will be no abatement of rent, nor liability of Lessor by reason of any injury to or interference with Lessee's business arising from the making or failure to make any repair, alteration or improvement in or to any portion of the Premises or to Lessee's fixtures, appurtenances and equipment.

       14.04 If repairs deemed necessary by Lessor or any government authority are not made by Lessee within the prescribed time frame as requested in writing, Lessee shall be in default of this Lease.

       15.  AUCTIONS, SIGNS, LANDSCAPING

          15.01 Lessee will not conduct or permit to be conducted any sale by auction on the Premises. Lessor will have the right to control landscaping and approve the placement, size, and quality of signs. Lessee shall comply with the terms and conditions regarding a sign criteria set forth in Exhibit "C" attached. Lessee will not make alterations or additions to the landscaping and will not place signs which are

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visible from the outside of any buildings of the Project without prior written consent of Lessor. Lessor will have the right in its sole discretion to withhold its consent. Any signs not in conformity with this Lease may be removed by Lessor at Lessee's expense.

       16.  ENTRY BY LESSOR

          16.01 Lessee will permit Lessor and Lessor's agents to enter the Premises at all reasonable times for the purpose of inspecting the same, or for the purpose of maintaining the Project, or for the purpose of making repairs, alterations or additions to any portion of the Project, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non responsibility for alterations, additions or repairs, or for the purpose of showing the Premises to prospective tenants during the last six months of the Lease Term, or placing upon the Project any usual or ordinary "for sale" signs without any rebate of rents and without an liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Lessee will permit Lessor at any time within sixty (60) days prior to the expirations of this Lease, to place upon the Premises any usual or ordinary "to let" or "to lease" signs. For each of the above purposes, Lessor will at all time have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Lessee's vaults, safes and filing cabinets. Lessee will not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Lessor, which will not be unreasonably withheld. If Lessor gives its consent, such work shall be undertaken by a locksmith approved by Lessor, at Lessee's sole cost, and Lessee will furnish Lessor with a key.
Lessor retains the right the charge Lessee for restoring any altered doors to their condition prior to the installation of the new or additional locks.

       17.  ABANDONMENT

            17.01 (Deleted)

       18.  LANDLORD'S LIEN/STORAGE

                18.01 As security for payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to Lessor a lien upon all property of Lessee now or subsequently located upon the leased Premises. If Lessee abandons or vacates any substantial portion of the leased Premises or is in default in the payment of any rent or additional rent, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Lessor may enter upon the leased premises, whether by changing or picking locks, and take possession pursuant to paragraph
22.01 of this Lease of all or any part of the personal property, and may sell
all or any part of the personal property at a public or private sale,   in one
or successive sales to the highest bidder all of Lessee's title and interest in the personal property sold to him. The proceeds of the sale of the personal property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease; any excess remaining shall be paid to Lessee or any other person entitle thereto by law.

       18.02 Any and all property which may be removed from the Premises by Lessor pursuant to the authority of this Lease or of law, to which Lessee is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Lessor at the risk, cost and expense of Lessee, and Lessor shall in no event be responsible for he value, preservations or safekeeping thereof. Lessee shall pay to Lessor, upon demand,any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Lessor's possession or under Lessor's control. Any such property of Lessee not retaken by Lessee from storage within 30 days after removal from the Premises shall, at Lessor's option, be deemed conveyed by Lessee to Lessor under this Lease as by a bill of sale without further payment or credit by Lessor to Lessee.

       19.  DESTRUCTION

          19.01 Should the Premises or the Project be partially destroyed by any cause not the faulty of Lessee (or any person in or about the Premises with the consent, expressed or implied, of Lessee), this Lease will continue in full force and effect and Lessor, at Lessor's own cost and expense, will promptly commence the work of repairing and restoring the Premises to their prior condition providing that the work can be accomplished under all applicable government laws and regulations within sixty (60) working days from the date of damage at a cost not exceeding twenty-five (25%) of the total replacement cost of the Premises. Within thirty (30) days of the occurrence of partial destruction, Lessor may terminate this Lease as of the date of the occurrence if nine (9) months or less remain in the Lease Terms.

          Should the Premises or the building in which the Premises are a part be so far destroyed by any cause not the fault of Lessee (or any person in or about the Premises with the consent, expressed or implied, of Lessee) that they cannot be repaired or restored to their former condition with sixty (60) days of the date of damage or at a cost exceeding twenty-five (25%) of the total replacement cost of the Premises or the building as the case may be, Lessor may at Lessor's option either:

          A. Continue this Lease in full force and effect by repairing and restoring, at Lessor's own cost and expense, the Premises to their former conditions: or
          B. Terminate this Lease by giving Lessee written notice of such termination.

          Should the Premises by partially or totally destroyed by any cause of Lessee, or any person in or about the Premises with the consent, expressed or implied of Lessee, this Lease will remain in full force and effect and Lessee shall immediately commence work to repair the damage and diligently pursue its completion in accordance with the provisions of paragraph 11 hereof.

          Any insurance proceeds received by Lessor because of the total or partial destruction of the Premises or the building on the Premises will be the sole property of Lessor, free from any claims of Lessee, and may be used by Lessor for whatever purposes Lessor may desire.

          Should Lessor elect to repair and restore the Premises to their former condition, or should Lessor be required to restore the Premises to their former condition, there will be a proportional abatement in the amount of rent payable during the period of repair and restoration as long as Lessee (or any person in or about the Premises with the consent, expressed or implied of Lessee) is not the cause of the total or partial destruction. The rent due under the terms of the Lease will be reduced between the date of destruction and the date of completion of restoration and repairs based on the extend to which destruction interferes with Lessee's use of the Premises.

       20.  ASSIGNMENT, SUBLETTING AND TRANSFERS OF OWNERSHIP

          20.01 Lessee will not, without Lessor's prior written consent, assign, sell, mortgage, encumber, convey, or otherwise transfer all or any part of Lessee's leasehold estate, or permit the Premises to be occupied by anyone other than Lessee and Lessee's employees or sublet the premises or any portion thereof (collectively called "Transfer"). Lessee must supply Lessor with any and all documents deemed necessary by Lessor to evaluate any proposed Transfer at least sixty (60) days in advance of Lessee's proposed Transfer date.

          20.02 Lessor, within thirty (30) days after receipt of such documents, may terminate this Lease on the date the Transfer was to have taken effect; in this event, Lessor may, but is not obligated to, effect a transfer directly with the transferee. In the case of a sublease, Lessor will also have the right to terminate this Lease with respect to that portion of the Premises subleased or that portion of the term during which the sublease is in effect, in which event, Lessee's liability and this Lease will remain in full force and effect for the remainder of the Premises or term.

       20.03 If lessor does not terminate this Lease, in whole or in part, as stated in Section 20.02, Lessor will not unreasonable withhold its consent except that such consent need not be granted if: (a) in the reasonable judgment of Lessor the transferee is of a character of is engaged in a business which is not in keeping with the standards of Lessor for the Project; (b) in the reasonable judgment of Lessor any purpose for which the transferee intends to use the Premises is not in keeping with the standards of Lessor for the Project; provided in no event may any purpose for which transferee intends to use the Premises be in violation of the Lease; (c) the portion of the Premises subject to the transfer is not regular in shape with appropriate means of entering and exiting, including adherence to any local, county or other governmental codes, or is not otherwise suitable for the normal purposes associated with such a Transfer; or (d) Tenant is in default under this Lease or any other lease with Lessor.

       20.04 In the event Lessor consent to a Transfer, Lessee will pay Lessor the excess, if any, of the rent and any other charges reserved in the Transfer over the allocable portion of the rent and other charges hereunder for that portion of the Premises subject to the Transfer. For the purpose of this section, the rent reserved in the Transfer will be deemed to include any lump sum payment or other consideration given to Lessee in consideration for the Transfer. Lessee will pay or cause the transferee to pay to Lessor this additional rent together with the monthly installment of rent due. Lessee shall be allowed to deduct from this additional rent any expense related to the transfer such as commissions, legal fees, etc.

       20.05 Any consent to any Transfer which may be given by Lessor, or the acceptance of any rent, charges or other consideration by Lessor from Lessee or any third party, will not constitute a waiver by Lessor of the provisions of this Lease or a release of Lessee from the full performance by it of the covenants stated herein; any consent given by Lessor to any Transfer will not relive Lessee (or any transferee of Lessee) from the above requirements for obtaining the written consent of Lessor to any subsequent Transfer.

       20.06 If a default under this Lease should occur while the Premises or any part of the Premises are assigned, sublet or otherwise transferred, Lessor, in addition to any other remedies provided for within this Lease or by law, may at its option collect directly from the transferee all rent or other consideration becoming due to Lessee under the Transfer and apply these monies against any sums due to Lessor by Lessee; and Lessee authorizes and directs any transferee to make payments of rent or other consideration direct to Lessor upon receipt of notice from Lessor. No direct collection by Lessor from any transferee should be construed to constitute a novation or a release of Lessee or any guarantor Lessee from the further performance of is obligations in connection with this Lease.

       21.  BREACH BY LESSEE

          21.01 Lessee will be in breach of this Lease if any time during the term of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings in law, in equity or before any administrative tribunal which have or might have the effect of preventing Lessee from complying with the terms of this Lease):

          A. Lessee falls to make payment of any installment of Base Monthly Rent, Additional Rent, or of any other sum herein specified to be paid by Lessee, and such failure is not cured within three (3) days after Lessor's written notice to Lessee of such failure of payment; or

          B. Lessee fails to observe or perform any of its other covenants, agreements to obligations hereunder, and such failure is not cured within ten (10) days after Lessor's written notice to Lessee of such failure; provided, however, that is the nature of Lessee's obligation is such that more than ten (10) days are required for performance, then Lessee will not be in breach if Lessee commences performance within such 10 day period and thereafter diligently prosecutes the same to completion; or

            C. Lessee become insolvent, makes a transfer in fraud of its creditors makes a transfer for the benefit of its creditors, voluntarily files for bankruptcy, is adjudged bankrupt or insolvent in proceedings files against Lessee, a receiver, trustee, or custodian is appointed for all or substantially all of Lessee's assets, fails to pay its debts as the become due, convenes a meeting of all or a portion of its creditors, or performs any acts of bankruptcy of insolvency, including the selling of its assets to pay creditors; or

            D. Lessee has abandoned the Premises as defined in paragraph 17 above.

       22.  REMEDIES OF LESSOR UPON LESSEE'S DEFAULT

          22.01 Repossession of Premises: Upon any termination of this Lease, whether by lapse of time or upon termination of Lessee's right to possession without termination of the Lease, Lessee will surrender possession and vacate the Premises immediately and deliver possession to Lessor. Lessor reserves all rights and remedies available to it pursuant to the terms and conditions of this Lease as well as under state law; including but not limited to its statutory right to change locks. Lessee hereby grants Lessor the full and free right whether by changing or picking locks, if necessary, to enter and respossess the Premises, with or without process of law. Lessee releases Lessor of any liability for any damage resulting therefrom and waives any right to claim damage for such re-entry. Lessee also agrees that Lessor's right to re-lease or any other right given to Lessor hereunder or by operation of law is not relinquished.

       22.02 Termination of Lease After Breach: If Lessee breaches this Lease before the end of the term, or if its right to possession is terminated by Lessor because of Lessee's breach of this Lease, then this Lease may be terminated by Lessor at is option. On such termination Lessor may recover from Lessee, in addition to the remedies permitted by law:

       A. The worth, at the time of the award, of the unpaid Base Monthly Rents and Additional Rents which had been earned at the time of termination of this Lease:

       B. The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rents and Additional Rents which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rents that Lessee proves could have been reasonably avoided:

       C. The worth, at the time of award, of the amount by which the unpaid Base Monthly Rents and Additional Rents for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for such period that Lessee proves could be reasonably avoided: and

       D. Any other amount, and court costs, necessary to compensate Lessor for all detriment proximately caused by Lessee's breach of its obligations under this Lease, or which in the ordinary course of events would be likely to result therefrom. The detriment proximately caused by Lessee's breach will include, without limitation, (i) expenses for cleaning, repairing or restoring the Premises, (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, (iii) brokers' fees and commissions , advertising costs and other expenses of reletting the Premises, (iv) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions, (v) expenses in retaking possession of the Premises, (vi) attorney's fees and court costs, (vii) any unearned brokerage commissions paid in connection with the Lease, (viii) parking fees or occupancy taxes due under the Lease, (ix) reimbursement of any previously waived Base Rent, Additional Rent, free rent, or reduced rental rate, and (x) any concession made or paid by Lessor to the benefit of Lessee in consideration of this Lease including, but not limited to, any moving allowances, contributions or payments by Lessor for tenant improvements to build-out allowances, or assumptions by Lessor of any of Lessee's previous Lease obligations.

       22.03 Continuation of Lease After Breach: Notwithstanding the foregoing, in the event Lessee has breached this Lease, this Lease at Lessor's option, will continue in full force and effect s long as Lessor does not terminate Lessee's right to possession of the Premises, and in such event Lessor may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. In addition, Lessor shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this subparagraph 22.03, the following acts by Lessor will not constitute the termination of Lessee's rights to possession of the premises:

       A. Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to alterations, remodeling, redecorating, repairs, replacements and/or painting as Lessor shall consider advisable for the purpose of reletting the Premises or any part thereof; or

       B. The appointment of a receiver upon the initiative of Lessor to protect Lessor's interest under this Lease in the Premises.
       22.04 In the event of bankruptcy, Lessee assigns to Lessor all its rights, title and interest in the Premises as security for its obligations and covenants set forth in the Lease.
       22.05  Definitions and Incidental Rights

       A. "The worth, at the time of the award" of the amounts referred to in 22.02A, and 22.02 B, will be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth, at the time of the award" of the amount referred to above in 22.02C will be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco in effect at the time of the award, plus one percent (1%).

       B. Any efforts by Lessor to lessen the damages caused by Lessee's breach of this Lease will not waive Lessor's right to recover the damages set forth above.

       C. Nothing herein will be construed to affect other provisions of this Lease regarding Lessor's right to indemnification from Lessee for liability arising prior to the termination of this Lease for personal injuries or property damage.

       D. No right or remedy conferred upon or reserved to Lessor in this Lease is intended to be exclusive of any right or remedy granted to Lessor by statute or common law, and each and every such right and remedy will be cumulative.

  23.  SURRENDER OF LEASE NOT MERGER

       23.01 The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, will not work a merger and will, at the option of Lessor, terminate all or any existing transfers, or may, at the option of Lessor, operate as an assignment to it of any or all of such transfers.

  24.  ATTORNEYS FEES/COLLECTION CHARGES

           24.01 In the event of any legal action or proceeding between the parties hereto, actual attorneys' fees and expenses of the prevailing party in any such action or proceeding will be added to the judgment therein. Should Lessor be named as defendant in any suit brought against Lessee in connection with or arising out of Lessee's occupancy hereunder, Lessee will pay to Lessor its costs and expenses incurred in such suit, including actual attorney's fees.

       24.02 If Lessor utilizes the services of any attorney at law for the purpose of collecting any rent due and unpaid by Lessee after three (3) days' written notice to Lessee of such nonpayment of rent or in connection with any other breach of this Lease by Lessee, Lessee agrees to pay Lessor actual attorneys' fees as determined by Lessor such services, regardless of the fact that no legal action may be commenced or filed by Lessor.

  25.  CONDEMNATION

       25.01 If twenty-five (25%) or more of the Premises is taken for any public or quasi-public purposes by any lawful government power or authority, by exercise of the right of appropriation, reverse condemnation, condemnation or eminent domain, or sold to prevent such taking, the Lessee or the Lessor may at its option terminate this Lease as of the effective date thereof. Lessee will not because of such taking assert any claim against the Lessor or the taking authority for any compensation because of such taking, and Lessor will be entitled to receive the entire amount of any award without deduction for any estate of interest of Lessee. If less than twenty-five (25%) of the Premises is taken, Lessor at its option may terminate this Lease. If Lessor does not so elect, Lessor will promptly proceed to restore the Premises to substantially its same condition prior to such partial taking, allowing for any reasonable effects of such taking, an a proportionate allowance will be made to Lessee for the rent corresponding to the time during which, and to the part of the Premises which, Lessee is deprived on account of such taking and restoration.

  26.  RULES AND REGULATIONS

       26.01 Lessee will faithfully observe and comply with the Rules and Regulations printed on or attached to this Lease and Lessor reserves the right to modify and amend them as it deems necessary. Lessor will not be responsible to Lessee for the nonperformance by any other Lessee or occupant of the Project of any of said Rules and Regulations.

       26.02 In the event that Lessee fails to cure any violations of such Rules and Regulations following ten (10) days' written notice by Lessor, such failure to cure shall be deemed a material breach of Lease by Lessee.

  27.  ESTOPPEL CERTIFICATE

           27.01 Lessee will execute and deliver to Lessor, upon not less than ten (10) days prior written notice, a statement in writing certifying that his Lease is in full force and effect, and that the Base Monthly Rent and Additional Rent payable hereunder is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which rent and other charges are paid in advance, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee that (1) this Lease is in full force and effect, without modification except as may be represented by Lessor; (2) there are no uncured defaults in Lessor's performance; and (3) not more than one (1) month's rents has been paid in advance.

  28.  SALE BY LESSOR

       28.01 In the event of a sale or conveyance by Lessor of the Project the same shall operate to release Lessor from any liability upon any of the covenants or conditions, expressed or implied, herein, contained in favor of Lessee, an in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. This Lease will not be affected by any such sale, and Lessee agrees to attorn to the purchaser or assignee.

  29.  NOTICES

       29.01 All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments, or designations under this Lease by either party to the other will be in writing and will be considered sufficiently given and served upon the other party if sent by certified mail or registered, return receipt requested, postage prepaid, and addressed as indicated in 1.03 and 1.04.

  30.  NO WAIVER

       30.01 The failure of Lessor insist in any one of more cases upon the strict performance of any term, covenant or condition of this Lease will not be construed as a waiver of a subsequent breach of the same or any covenant, term or condition; nor shall any delay or omission by Lessor to seek a remedy for any breach of this Lease be deemed a waiver by Lessor of its remedies or rights with respect to such a breach.

  31.  LESSEE'S INTENT

           31.01 If Lessee intends to vacate the Premises on the Lease Expiration date, Lessee will give Lessor ninety (90) days prior written notice of such intent to vacate the Premises. If Lessee remains in the Premises after the Lease Expiration date, and has not given prior written notice to Lessor, such continuance of possession by Lessee will be deemed to be a month-to month tenancy at the sufferance of Lessor terminable on thirty (30) day notice at any time by either party. All provisions of this Lease, except those pertaining to term and rent, will apply to the month-to month tenancy. Lessee will pay Base Monthly Rent in an amount equal to 150% of the rents payable for the last full calendar month during the regular term.

  32.  PROJECT PLAN

       32.01 In the event Lessor requires the Premises for use in conjunction with another suite or for other reasons connected with the Project planning program, Lessor, upon notifying Lessee in writing, shall have the right to move Lessee to comparable space in the Project of which the Premises forms a part, at Lessor's sole cost and expense and the terms and conditions of the original Lease will remain in full force and effect excepting that the Premises will be in a new location and the Base Monthly Rent and any Additional Rent will be adjusted as necessary to reflect any increase or decrease in square footage. However, if the new space does not meet with Lessee's approval, Lessee will have the right to cancel this Lease upon giving Lessor thirty (30) days' notice within ten (10) days of receipt of Lessor's notification. Should Lessee elect to cancel the Lease as provided in this paragraph, the effective expiration date will equal the projected move-in date of the space Lessor wishes Lessee to move to as indicated in Lessor's written notification to Lessee.

  33.  DEFAULT OF LESSOR/LIMITATION OF LIABILITY

           33.01 In the event of any default by Lessor hereunder, Lessee agrees to give notice of such default, by registered mail, to Lessor at Lessor's Notice Address as stated in 1.04 and to offer Lessor a reasonable opportunity to cure the default.

       In the event of any actual or alleged failure, breach or default hereunder by Lessor, Lessee's sold and exclusive remedy will be against Lessor's interest in the Project, and no partner of Lessor will be sued, be subject to service of process, or have a judgment obtained against him in connection with any alleged breach or default, and no writ of execution will be levied against the assets of any partner, shareholder or officer of Lessor. The covenants and agreements are enforceable by Lessor and also by any partner, shareholder or officer of Lessor.

  34.  EXPANSION CLAUSE

           34.01 If during the Lease Term, Lessee executes a lease within the Project for space larger than the present Premises with a lease equal to that which remains on this Lease or one (1) year, whichever is greater, with a Base Monthly Rent amount at least equal to the present Base Monthly Rent of this Lease, this Lease shall be terminated upon the commencement date of the Lease for such substitute space. Nowithstanding the above-stated, Lessee shall remain obligated to pay for any adjustments in rent pursuant to Paragraphs 3 and 4 due Lessor as a result of Lessee's tenancy hereunder and this obligation shall survive the termination of this Lease pursuant to this Paragraph 34.

  35.  SUBORDINATION

       35.01 Without the necessity of any additional document being executed by Lessee for the purpose of effecting a subordination, and at the election of Lessor or any mortgages with a lien on the Project or any ground lessor with respect to the Project, this Lease will be subject and subordinate at all time to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, nor Lessor's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Lessee will, notwithstanding any subordination, attorn to and become the Lessee of the successor in interest to Lessor, at the option of such successor in interest. Lessee covenants and agrees to execute and deliver, upon demand by Lessor and in the form requested by Lessor any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. Lessee hereby irrevocably appoints Lessor as attorney-in fact of Lessee to execute, deliver and record any such document in the name and on behalf of Lessee.

  36.  MISCELLANEOUS PROVISIONS

       36.01 Whenever the singular number is used in this Lease and when required by the context, the same will include the plural, and the masculine gender will include the feminine and neuter genders, and the work "person" will include corporations, firm, partnership, or association. If there be more than one Lessee, the obligations imposed upon Lessee under this Lease will be joint and several.

       36.02 The headings or titles to paragraphs of this Lease are not a part of this Lease and will have no effect upon the construction or interpretation of any part of this Lease.

       36.03 This instrument contains all of the agreements and conditions made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by duly authorized representatives of all parties to this Lease. Lessee acknowledges that neither Lessor nor Lessor's agents have made any representation or warranty as to the suitability of the Premises to the conduct of Lessee's business. Any agreements, warranties or representations not expressly contained herein will in no way bind either Lessor or Lessee, and Lessor and Lessee expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease.

       36.04  Time is of the essence of each term and provision of this Lease.

       36.05 Except as otherwise expressly stated, each payment required to be made by Lessee is in addition to and not in substitution for other payments to be made by Lessee.

       36.06 Subject to Paragraph 20, the terms and provisions of this Lease are binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Lessor and Lessee.

       36.07 All covenants and agreements to be performed by Lessee under any of the terms of this Lease will be performed by Lessee at Lessee's sole cost and expense and without any abatement of rent.

       36.08 In consideration of Lessor's covenants and agreements hereunder, Lessee hereby covenants and agrees not to disclose any terms, covenants or conditions of this Lease to any other party without the prior written consent of Lessor.

       36.09 If Lessee shall request Lessor's consent and Lessor shall fall or refuse to give such consent, Lessee shall not be entitled to any damages for any withholding by Lessor of its consent; Lessee's sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Lessor has expressly agreed in writing not to unreasonable withheld its consent or where as a matter of law Lessor may not unreasonably withhold its consent.

  37.  DEPOSIT AGREEMENT

       37.01 Lessor and Lessee hereby agree that Lessor will be entitled to immediately endorse and cash Lessee's good faith rent and the Security Deposit check(s) accompanying this Lease. It is further agreed and understood that such action will not guarantee acceptance of this Lease by Lessor, but, in the event Lessor does not accept this Lease, such deposits will be refunded in full to Lessee. This Lease will be effective only after Lessee has received a copy fully executed by Lessor.

  38.  GOVERNING LAW

       38.01 This Lease is governed by and construed in accordance with the laws of the state in which the Premises are located, and venue of any suit will be in the county where the Premises are located.

  39.  NEGOTIATED TERMS

       39.01 This Lease is the result of the negotiations of the parties and has been agreed to by both Lessor and Lessee after prolonged discussion.

  40.  SEVERABILITY
           40.01 If any provision of this Lease is found to be unenforceable, all other provisions shall remain in full force and effect.

  41.  LANDLORD'S LIEN

           41.01 LESSOR HEREUNDER WILL HAVE THE BENEFIT OF, AND THE RIGHT TO, ANY AND ALL LANDLORD'S LIENS PROVIDED UNDER THE LAW BY WHICH THIS LEASE IS GOVERNED.


  42.  SPECIAL PROVISIONS

       42.01 Special provisions of the Lease number 43.01 through 43.01 and are attached hereto and made a part hereof.

    IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year indicated by Lessor's execution date as written below.

    Individuals signing on behalf of a Lessee warrant that they have the authority to bind their principals. in the event that  Lessee is a corporation, Lessee shall deliver of this Lease, a certified copy of corporate resolutions adopted by Lessee authorizing said corporation to enter into and perform the Lease and authorizing said execution and delivery of -the lease on behalf or the corporation by
    the parties executing and delivering this Lease.       THIS LEASE,
    WHETHER OR NOT EXECUTED BY LESSEE, IS SUBJECT TO ACCEPTANCE AND EXECUTION BY LESSOR, ACTING ITSELF OR BY ITS AGENT ACTING THROUGH ITS SENIOR VICE PRESIDENT, VICE PRESIDENT, REGIONAL VICE PRESIDENT, REGIONAL MANAGER, ASSISTANT REGIONAL MANAGER, OR AREA MANAGER
    AT ITS HOME OFFICE.



    LESSOR:  101 Park L.L.C., an Oklahoma      LESSEE: Laboratory Specialists of
             limited liability corporation     America, Inc. an Oklahoma
                                               corporation.

    101 PARK AVENUE BUILDING


    BY:                                    BY:/s/John Simonelli



    DATE:   7/10/96                        DATE:   6/28/96
         (Execution Date)                       (Execution Date)

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       43.       SPECIAL PROVISIONS

    43.01 Lessor shall occupy approximately 1,443 rentable square feet located at Suite 490, 101 Park Avenue Building, Oklahoma City, OK, on a temporary basis until construction is completed on the Premises.

           A. The term of the temporary occupancy will be from July 1, 1996, until Lessor takes occupancy of the Premises.

           B. Lessee shall pay Base Monthly Rent of $1,142.38, for the term of the temporary occupancy.

           C. All other terms and conditions of this Lease shall apply to the temporary occupancy.


  THE FOLLOWING EXHIBITS HAVE NOT BEEN INCLUDED:


  EXHIBIT A LEGAL DESCRIPTION OF PROPERTY

  EXHIBIT B AGREEMENT FOR CONSTRUCTION IMPROVEMENTS

  EXHIBIT C SIGNAGE

  EXHIBIT D RULES AND REGULATIONS

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